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                                                                    EXHIBIT 5.1

                                                                  July 31, 1997


Continental Natural Gas, Inc.
1412 South Boston
Suite 550
Tulsa, Oklahoma  74119

     Re:  Registration Statement on Form S-1, as amended
          (No. 333-25719)

Ladies and Gentlemen:

     We have acted as counsel for Continental Natural Gas, Inc., an Oklahoma corporation (the "Company"), in connection with the various legal matters relating to the filing of a Registration Statement on Form S-1 (the "Registration Statement") under the Securities Act of 1933, as amended, relating to 2,415,000 shares of the common stock of the Company, $0.01 par value per share (the "Common Stock") consisting of up to 2,115,000 shares to be sold by the Company and up to 300,000 shares to be sold by certain of the shareholders of the Company (the "Selling Shareholders"), including, in each case, those shares subject to an option to purchase granted to the several underwriters to cover over-allotments.

     We have examined such corporate records of the Company, such laws and such other information as we have deemed relevant, including the Company's Certificate of Incorporation, as amended, Amended and Restated Bylaws, resolutions adopted by the Board of Directors of the Company relating to such offering and certificates received from state officials and from officers of the Company. In delivering this opinion, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic or conformed copies, and the correctness of all statements submitted to us by officers of the Company.



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Continental Natural Gas, Inc.
July 31, 1997
Page 2


     Based solely on the foregoing, the undersigned is of the opinion that:

     1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Oklahoma.

     2. The Common Stock being offered by the Company and each of the Selling Shareholders, if sold and issued in the manner described in the Registration Statement, will be validly issued and outstanding and will be fully paid and non-assessable.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement. We also consent to you filing copies of this opinion as an exhibit to the Registration Statement with agencies of such states as you deem necessary in the course of complying with the laws of such states regarding the issuance of the Common Stock sold.


                                        Very truly yours,



                                        Albright & Rusher,
                                        A Professional Corporation